UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 28, 2005

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In response to a request from Institutional Shareholder Services (ISS) that the Company clarify its position regarding the independence of its Board Committees and whether any members of management attend Committee meetings as a matter of right, the Company hereby files the following statement:

Independence of Board Committees

Office Depot, Inc. desires to clarify any confusion that may exist regarding membership of its Board Committees and attendance at Committee meetings. All of the Committees of our Board have memberships that consist solely of independent, outside directors. No members of management, including our Chairman and Chief Executive Officer, Steve Odland, are members of any Board Committee.

Moreover, no members of management, including our Chairman and Chief Executive Officer, Steve Odland, attend any meetings of our Board Committees as a matter of right. Members of management attend Committee meetings solely at the invitation and request of the Committees for the purposes directed by the Committees, including providing information to the Committees about the business of the Company and to respond to questions and comments from the Committee. All such Committees regularly hold executive sessions, either with the membership of the Committee alone, or with attendance as requested by the Committee from various persons, including members of management, our independent accounting firm and outside legal counsel.

Any implication that our Chairman and CEO, Steve Odland, attends any Committee meetings as a matter of right, by virtue of his office (or “ex officio”), contained in any prior statements of the Company are hereby expressly withdrawn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: April 28, 2005	By:	/S/ DAVID C. FANNIN
David C. Fannin
Executive Vice President and General Counsel

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